Exhibit 8.1

                           WEIL, GOTSHAL & MANGES LLP
                         A LIMITED LIABILITY PARTNERSHIP
                       INCLUDING PROFESSIONAL CORPORATIONS
                                767 FIFTH AVENUE
                               NEW YORK, NY 10153
                                  212-310-8000
                               (FAX) 212-310-8007


                                February 15, 2000


Suburban Propane Partners, L.P.
One Suburban Plaza
240 Route 10 West
Whippany, NJ  07981

                     RE:    TAX OPINION
                            -----------

Ladies and Gentlemen:

                     We have acted as federal tax counsel to Suburban Propane Partners, L.P. (the "Partnership") in connection with the Partnership's Registration Statement on Form S-4 (File No. 333-95097) (the "Registration Statement"), relating to the registration of the offering and sale of common units of the Partnership (the "Common Units") to be issued and sold by the Partnership from time to time. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

                     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Second Amended and Restated Agreement of Limited Partnership of Suburban Propane Partners, L.P., dated as of May 26, 1999 (the "Partnership Agreement"), (iii) the Amended and Restated Agreement of Limited Partnership of Suburban Propane, L.P. (the "Operating Partnership"), dated as of March 4, 1996 (the "Operating Partnership Agreement"), (iv) the representations attached hereto as Exhibit 1, and (v) such agreements, documents and other instruments as we have deemed necessary or appropriate (the aforementioned documents together, the "Documents"), and have made such inquiries of such officers and representatives of the Partnership and such other persons, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In such examination, we have assumed, without investigation, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, the genuineness of all signatures, the legal capacity of all natural persons, and the correctness of all representations made therein or otherwise made to us. We have further assumed that there are no agreements or understandings between or among the



NY2:\871175\07\$_7B07!.DOC\76463.0001

February 15, 2000
Page 2


parties to the Documents with respect to the transactions contemplated therein other than those contained in the Documents.

                     Based on the foregoing, subject to the next paragraph and assuming full compliance with all the terms of the Documents, it is our opinion that, for federal income tax purposes (i) the Partnership and the Operating Partnership will each constitute a partnership and not an association or publicly traded partnership taxable as a corporation, (ii) owners of the Common Units, with certain exceptions (described in the Registration Statement) will be treated as partners of the Partnership, and (iii) all statements as to matters of law and legal conclusions contained in the Registration Statement under the caption "Tax Considerations," except to the extent qualified therein and herein, are correct in all material respects and reflect our opinion as of the date hereof.

                     The foregoing opinion, to the extent it relates to federal law, is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law. Any rules set forth in any of the foregoing authorities may be changed at any time with retroactive effect. Further you should be aware that opinions of counsel are not binding on the Internal Revenue Service or the courts. We express no opinion either as to any matters not specifically covered by the foregoing opinion or as to the effect on the matters covered by this opinion of the laws of any other jurisdictions.

                     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                             Very truly yours,

                                             /s/ Weil, Gotshal & Manges LLP

                                                                     Exhibit 1

                         Suburban Propane Partners, L.P.
                             Suburban Propane, L.P.

           In connection with the opinion of counsel to be dated February 15, 2000, and delivered by Weil, Gotshal & Manges LLP (the "Opinion"), the undersigned Anthony M. Simonowicz, does hereby certify that I am an authorized signatory of each of Suburban Propane Partners, L.P. ("Suburban") and Suburban Propane, L.P. (the "Operating Partnership") and that in connection with this Certificate I have undertaken all necessary internal review to enable me to provide the certification set forth herein. All defined terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Opinion or in the Registration Statement.

           The Opinion is being rendered in connection with the preparation of, and will be an exhibit attached to, the Registration Statement. In connection with the Opinion, I hereby certify on behalf of Suburban and the Operating Partnership that:

         (i) Neither Suburban nor the Operating Partnership has elected or will elect to be treated as an association taxable as a corporation, or as a corporation,

         (ii) Suburban and the Operating Partnership have been and will be operated in accordance with:

                  (a)      all applicable partnership statutes,

                  (b) the Partnership Agreement or the Operating Partnership Agreement (whichever is applicable), and

                  (c) the description of the applicable agreement in the Registration Statement,

         (iii) For each taxable year, more than 90% of the gross income of Suburban and the Operating Partnership will be derived from:

                  (a) the exploration, development, production, processing, refining, transportation or marketing of any mineral or natural resource, all within the meaning of
                           Section 7704(d) of the Internal Revenue Code of 1986, as amended (the "Code"), or

                  (b) other items of "qualifying income" within the meaning of Section 7704(d) of the Code; and

         (iv) Neither Suburban nor the Operating Partnership (or any portion of either) is or will be a "taxable mortgage pool" within the meaning of Section 7701(i) of the Code.




NY2:\871231\04\$_8V04!.DOC\76463.0001

                     In WITNESS WHEREOF, I have signed my name on this 11th day of February, 2000.


                                 /s/ Anthony M. Simonowicz
                                 ----------------------------------------------
                                 Anthony M. Simonowicz
                                 Vice President and Chief Financial Officer
                                 Suburban Propane Partners, L.P.
                                 Suburban Propane, L.P.












                                       2